Exhibit 99.1

World Kinect Corporation Reports Fourth Quarter and Full Year 2024 Results
MIAMI—February 20, 2025—World Kinect Corporation (NYSE: WKC) today reported financial results for the fourth quarter and full year 2024.
Fourth Quarter 2024 Highlights
•Gross profit of $259 million
•GAAP net loss of $102 million, or $1.77 per diluted share
•Adjusted net income of $36 million, or $0.62 per diluted share
•Generated $120 million of operating cash flow
•Repurchased $43 million of common stock
•Adjusted EBITDA of $95 million
Year-Over-Year Segment Profitability
•Aviation – Gross profit of $120 million, a decrease of 8%, primarily driven by the sale of Avinode during the second quarter of 2024 and lower inventory-related profitability year-over-year, partially offset by growth in our commercial resale business as well as further growth in our business and general aviation activities.
•Land – Gross profit of $104 million, an increase of 83%, driven primarily by a non-recurring item in the fourth quarter of 2023. Adjusted gross profit of $104 million, a decrease of 1%, driven by lower profit contribution from our sustainability-related offerings as well as unfavorable market conditions in Brazil, principally offset by improved performance in our core liquid fuel business in North America.
•Marine – Gross profit of $34 million, a decrease of 22%, principally due to lower profit contribution from our resale businesses, driven primarily by reduced bunker fuel prices and market volatility year-over-year.
Fourth Quarter 2024 – Brazil Divestiture, Exit Activities and Impairments
•We sold our Brazil subsidiaries during the quarter ended December 31, 2024. As a result, we recorded a one-time, non-cash pre-tax loss of approximately $111 million during the fourth quarter, which included the recognition of cumulative translation losses of $80 million, which had no impact to shareholder equity or cash flows.
•Additionally, during the quarter ended December 31, 2024, we decided to take actions to exit certain operations within our North American land business. We recognized related pre-tax asset impairment and exit costs, including the write-off of certain accounts receivable, aggregating approximately $9 million during the fourth quarter.
•We also recorded approximately $22 million of additional asset impairments which were primarily related to an equity-method investment in a non-core business activity during the fourth quarter.

Full Year 2024 Highlights
•Gross profit of $1.03 billion
•GAAP net income of $67 million, or $1.13 per diluted share
•Adjusted net income of $130 million, or $2.18 per diluted share
•Generated $260 million of operating cash flow
•Free cash flow of $192 million
•Returned $139 million to shareholders through share repurchases and dividends
•Adjusted EBITDA of $361 million
Financial Summary
(Unaudited - in millions, except per share data)

	Three Months Ended December 31,			Year Ended December 31,
	2024	2023	Change	2024	2023	Change
Volume (1)	4,472	4,533	(1)%	17,703	18,006	(2)%
Revenue	$9,761	$12,003	(19)%	$42,168	$47,711	(12)%
Gross profit	$259	$232	11%	$1,026	$1,058	(3)%
Adjusted gross profit	$259	$280	(8)%	$1,026	$1,106	(7)%
Operating expenses	$229	$248	(8)%	$816	$860	(5)%
Adjusted operating expenses	$197	$207	(5)%	$773	$819	(6)%
Income (loss) from operations	$30	$(15)	295%	$211	$198	6%
Operating margin	12%	(7)%		21%	19%
Adjusted income from operations	$61	$74	(16)%	$253	$288	(12)%
Adjusted operating margin	24%	26%		25%	26%
Net income including noncontrolling interest	$(101)	$(35)	(191)%	$68	$54	26%
Adjusted EBITDA	$95	$100	(5)%	$361	$386	(6)%
Diluted earnings per common share	$(1.77)	$(0.58)	(206)%	$1.13	$0.86	32%
Adjusted diluted earnings per common share	$0.62	$0.54	15%	$2.18	$1.95	12%
(1)Includes gallons and gallon equivalents converted as described in the table below.
"At the start of 2024, we held our Investor Day where we outlined our story and medium-term strategic objectives, and throughout the year, we took deliberate actions to advance these goals," said Michael J. Kasbar, Chairman and Chief Executive Officer." As we begin 2025, we continue to execute on these strategies to deliver enhanced shareholder returns."
"We generated $260 million of operating cash flow in 2024, returning $139 million to shareholders through dividends and share repurchases, reflecting a 47% year-over-year increase," said Ira M. Birns, Executive Vice President and Chief Financial Officer. "We remain committed to our medium-term objectives, taking strategic actions to drive growth and increase profitability through improving operating efficiencies."
Earnings Conference Call
An investor conference call will be held today, February 20, 2025, at 5:00 PM Eastern Time to discuss fourth quarter and full year results. Participants can access the live webcast by visiting our website at ir.worldkinect.com. An on-demand replay of the webcast will be available shortly after the call.

About World Kinect Corporation
Headquartered in Miami, Florida, World Kinect Corporation (NYSE: WKC) is a global energy management company offering fulfillment and related services to more than 150,000 customers across the aviation, marine, and land-based transportation sectors. The company also supplies natural gas and power in the United States and Europe along with a growing suite of other sustainability-related products and services.
For more information, visit world-kinect.com.
Contacts
Ira M. Birns, Executive Vice President & Chief Financial Officer
Braulio Medrano, Senior Director FP&A and Investor Relations

investor@worldkinect.com
Definitions
•"Net income" means net income (loss) attributable to World Kinect as presented in the Statements of Income and Comprehensive Income.
~~•~~"Operating margin" means income from operations as a percentage of gross profit.
Non-GAAP Financial Measures
We believe that the non-GAAP financial measures, when considered in conjunction with our financial information prepared in accordance with GAAP, are useful to investors to further aid in evaluating our ongoing financial performance and to provide greater transparency as supplemental information to our GAAP results.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, our presentation of the non-GAAP financial measures may not be comparable to the presentation of such metrics by other companies.
Our non-GAAP financial measures exclude acquisition and divestiture related expenses, costs associated with restructuring activities (including all costs associated with exit activities), impairments, gains or losses on the extinguishment of debt, gains or losses on sale of businesses, integration costs associated with our acquisitions, and non-operating legal settlements, primarily because we do not believe they are reflective of our core operating results. We also exclude costs associated with a previously disclosed erroneous bid made in the Finnish power market (the "Finnish bid error") that resulted in the extraordinary losses.
We use the following non-GAAP measures:
•Adjusted net income attributable to World Kinect ("Adjusted net income") is defined as net income excluding the impact of acquisition and divestiture related expenses, costs associated with restructuring activities (including all costs associated with exit activities), impairments, gains or losses on the extinguishment of debt, gains or losses on sale of businesses, integration costs, non-operating legal settlements, and costs associated with the Finnish bid error.
•Adjusted diluted earnings per common share ("Adjusted EPS") is computed by dividing adjusted net income by the sum of the weighted average number of shares of common stock outstanding for the period and the number of additional shares of common stock that would have been outstanding if our outstanding potentially dilutive securities had been issued. For the purpose of calculating Adjusted EPS, the weighted average number of shares of common stock outstanding is adjusted to include the convertible note hedges. Potentially dilutive securities include share-based compensation awards, such as non-vested restricted stock units, performance stock units where the performance requirements have been met, settled stock appreciation rights awards, and the convertible notes.
•Adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") is defined as net income including noncontrolling interest and excluding the impact of interest, income taxes, and depreciation and amortization, in addition to acquisition and divestiture related expenses, costs associated with restructuring activities (including all costs associated with exit activities), impairments, gains or losses on sale of businesses, integration costs, non-operating legal settlements, and costs associated with the Finnish bid error.
•Adjusted income from operations is defined as income from operations excluding the impact of acquisition and divestiture related expenses, costs associated with restructuring activities (including all costs associated with exit activities), impairments, integration costs, and costs associated with the Finnish bid error.
~~•~~Adjusted income from operations as a percentage of adjusted gross profit ("Adjusted operating margin") is computed by dividing Adjusted income from operations by Adjusted gross profit (as defined below).
•Adjusted operating expenses is defined as operating expenses excluding the impact of acquisition and divestiture related expenses, costs associated with restructuring activities (including all costs associated with exit activities), impairments, integration costs, and costs associated with the Finnish bid error.
•Consolidated and Land Adjusted gross profit is defined as gross profit excluding the impact of costs associated with the Finnish bid error.
•Free cash flow is defined as operating cash flow minus total capital expenditures.
Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures in this press release and on our website.
Information Relating to Forward-Looking Statements
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words "believe," "anticipate," "expect," "estimate," "project," "could," "would," "will," "will be," "will continue," "plan," or words or phrases of similar meaning. Specifically, this release includes forward-looking statements regarding improved operating efficiencies, performance of our core businesses, and the achievement of our financial goals. Our forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in our Securities and Exchange Commission ("SEC") filings, including our most recent Annual Report on Form 10-K filed with the SEC. Our actual results may differ materially from the future results, performance or achievements expressed or implied by the forward-looking statements. Important factors that could cause actual results to differ materially from the results and events anticipated by such forward-looking statements include, but are not limited to: the imposition of tariffs in connection with the new U.S. presidential administration and retaliatory tariffs in response thereto, or renegotiation of existing trade agreements; customer and counterparty creditworthiness and our ability to collect accounts receivable and settle derivative contracts; changes in the market prices of energy or commodities or extremely high or low fuel prices that continue for an extended period of time; adverse conditions in the industries in which our customers operate; our inability to effectively mitigate certain financial risks and other risks associated with derivatives and our physical fuel products; our ability to achieve the expected level of benefit from our restructuring activities and cost reduction initiatives; relationships with our employees and potential labor disputes associated with employees covered by collective bargaining agreements; our failure to comply with restrictions and covenants governing our outstanding indebtedness; the impact of cyber and other information technology or security related incidents on us, our customers or other parties; changes in the political, economic or regulatory environment generally and in the markets in which we operate, including as a result of the current conflicts in Eastern Europe and the Middle East and the change in the U.S. presidential administration; greenhouse gas reduction programs and other environmental and climate change legislation adopted by governments around the world, including cap and trade regimes, carbon taxes, increased efficiency standards and mandates for renewable energy, each of which could increase our operating and compliance costs as well as adversely impact our sales of fuel products; changes in credit terms extended to us from our suppliers; non-performance of suppliers on their sale commitments and customers on their purchase commitments; non-performance of third-party service providers; our ability to effectively integrate and derive benefits from acquired businesses; our ability to meet financial forecasts associated with our operating plan; lower than expected cash flows and revenues, which could impair our ability to realize the value of recorded intangible assets and goodwill; the availability of cash and sufficient liquidity to fund our working capital and strategic investment needs; currency exchange fluctuations; inflationary pressures and their impact on our customers or the global economy, including sudden or significant increases in interest rates or a global recession; our ability to effectively leverage technology and operating systems and realize the anticipated benefits; failure to meet fuel and other product specifications agreed with our customers; environmental and other risks associated with the storage, transportation and delivery of petroleum products; reputational harm from adverse publicity arising out of spills, environmental contamination or public perception about the impacts on climate change by us or other companies in our industry; risks associated with operating in high-risk locations, including supply disruptions, border closures and other logistical difficulties that arise when working in these areas; uninsured or underinsured losses; seasonal variability that adversely affects our revenues and operating results, as well as the impact of natural disasters, such as earthquakes, hurricanes and wildfires; declines in the value and liquidity of cash equivalents and investments; our ability to retain and attract senior management and other key employees; changes in U.S. or foreign tax laws, interpretations of such laws, changes in the mix of taxable income among different tax jurisdictions, or adverse results of tax audits, assessments, or disputes; our failure to generate sufficient future taxable income in jurisdictions with material deferred tax assets and net operating loss carryforwards; changes in multilateral conventions, treaties, tariffs or other arrangements between or among sovereign nations; our ability to comply with U.S. and international laws and regulations, including those related to anti-corruption, economic sanction programs and environmental matters; the outcome of litigation, regulatory investigations and other legal matters, including the associated legal and other costs; and other risks described from time to time in our SEC filings. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changes in expectations, future events, or otherwise, except as required by law.

-- Some amounts in this press release may not add due to rounding. All percentages have been calculated using unrounded amounts --

WORLD KINECT CORPORATION
CONSOLIDATED BALANCE SHEETS
 (Unaudited - In millions, except per share data)

	December 31, 2024	December 31, 2023
Assets:
Current assets:
Cash and cash equivalents	$382.9	$304.3
Accounts receivable, net of allowance for credit losses of $22.5 million and $18.3 million as of December 31, 2024 and 2023, respectively	2,432.6	2,735.5
Inventories	513.5	664.6
Prepaid expenses	71.4	77.6
Short-term derivative assets, net	176.5	275.4
Other current assets	382.2	446.4
Total current assets	3,959.2	4,503.8
Property and equipment, net	513.3	515.3
Goodwill	1,181.7	1,238.0
Identifiable intangible assets, net	261.2	299.7
Other non-current assets	816.4	818.6
Total assets	$6,731.8	$7,375.3
Liabilities:
Current liabilities:
Current maturities of long-term debt	$84.0	$78.8
Accounts payable	2,726.5	3,097.6
Short-term derivative liabilities, net	91.5	128.2
Accrued expenses and other current liabilities	535.8	745.0
Total current liabilities	3,437.8	4,049.7
Long-term debt	796.8	809.1
Other long-term liabilities	541.2	566.9
Total liabilities	4,775.8	5,425.7
Commitments and contingencies
Equity:
World Kinect shareholders' equity:
Preferred stock, $1.00 par value; 0.1 shares authorized, none issued	—	—
Common stock, $0.01 par value; 100.0 shares authorized, 56.7 and 59.8 issued and outstanding as of December 31, 2024 and 2023, respectively	0.6	0.6
Capital in excess of par value	30.0	109.6
Retained earnings	2,009.2	1,981.6
Accumulated other comprehensive income (loss)	(91.0)	(148.9)
Total World Kinect shareholders' equity	1,948.7	1,943.0
Noncontrolling interest	7.2	6.7
Total equity	1,955.9	1,949.6
Total liabilities and equity	$6,731.8	$7,375.3

WORLD KINECT CORPORATION
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
 (Unaudited – In millions, except per share data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2024	2023	2024	2023
Revenue	$9,760.5	$12,002.9	$42,168.0	$47,710.6
Cost of revenue	9,501.6	11,770.6	41,141.6	46,652.4
Gross profit	258.9	232.4	1,026.4	1,058.2
Operating expenses:
Compensation and employee benefits	124.9	136.0	482.5	512.3
General and administrative	77.4	72.1	297.1	308.0
Asset impairments	25.3	32.4	29.0	32.8
Restructuring charges	1.4	7.2	7.1	7.2
Total operating expenses	229.0	247.7	815.7	860.2
Income (loss) from operations	29.9	(15.3)	210.6	198.0
Non-operating income (expenses), net:
Interest expense and other financing costs, net	(21.8)	(32.3)	(102.2)	(127.7)
Other income (expense), net	(109.3)	1.1	(12.9)	(3.6)
Total non-operating income (expense), net	(131.1)	(31.3)	(115.1)	(131.3)
Income (loss) before income taxes	(101.2)	(46.6)	95.5	66.7
Provision for income taxes	—	(11.8)	27.6	13.0
Net income (loss) including noncontrolling interest	(101.2)	(34.8)	67.9	53.7
Net income (loss) attributable to noncontrolling interest	0.6	(0.1)	0.5	0.8
Net income (loss) attributable to World Kinect	$(101.8)	$(34.8)	$67.4	$52.9
Basic earnings (loss) per common share	$(1.77)	$(0.58)	$1.14	$0.86
Basic weighted average common shares	57.5	60.1	59.0	61.4
Diluted earnings (loss) per common share	$(1.77)	$(0.58)	$1.13	$0.86
Diluted weighted average common shares	57.5	60.1	59.5	61.7
Comprehensive income:
Net income (loss) including noncontrolling interest	$(101.2)	$(34.8)	$67.9	$53.7
Other comprehensive income (loss):
Foreign currency translation adjustments	50.9	23.2	67.4	19.9
Cash flow hedges, net of income tax expense (benefit) of ($0.3) and ($0.4) for the three months ended December 31, 2024 and 2023, respectively, and net of income tax expense (benefit) of ($3.5) and ($2.7) for the twelve months ended December 31, 2024 and 2023, respectively	(0.8)	(1.7)	(9.6)	(8.1)
Total other comprehensive income (loss)	50.1	21.5	57.9	11.8
Comprehensive income (loss) including noncontrolling interest	(51.1)	(13.3)	125.8	65.5
Comprehensive income (loss) attributable to noncontrolling interest	0.6	(0.1)	0.5	0.8
Comprehensive income (loss) attributable to World Kinect	$(51.7)	$(13.2)	$125.3	$64.7

WORLD KINECT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - In millions)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2024	2023	2024	2023
Cash flows from operating activities:
Net income (loss) including noncontrolling interest	$(101.2)	$(34.8)	$67.9	$53.7
Adjustments to reconcile net income including noncontrolling interest to net cash provided by operating activities:
Unrealized (gain) loss on derivatives	(7.1)	(75.8)	24.9	(267.5)
(Gain) loss on sale of business	111.2	(1.6)	15.2	(2.2)
Depreciation and amortization	31.1	26.7	106.4	104.5
Noncash operating lease expense	11.7	8.2	36.0	34.7
Provision for credit losses	6.6	(0.5)	12.0	4.7
Share-based payment award compensation costs	10.3	7.9	28.1	24.2
Deferred income tax expense (benefit)	2.7	(26.4)	(15.3)	(30.7)
Unrealized foreign currency (gains) losses, net	11.2	(7.0)	30.6	(16.5)
Asset impairment charges	25.3	32.4	29.0	32.8
Other	(0.4)	8.7	16.6	25.2
Changes in assets and liabilities, net of acquisitions and divestitures:
Accounts receivable, net	6.9	180.1	259.1	569.2
Inventories	89.9	58.7	133.0	186.8
Prepaid expenses	14.1	14.9	(2.3)	6.7
Other current assets	17.5	7.8	20.7	(30.5)
Cash collateral with counterparties	28.8	(19.9)	105.4	168.9
Other non-current assets	(32.9)	(14.3)	(117.7)	(88.0)
Change in derivative assets and liabilities, net	2.4	1.5	(3.4)	(4.7)
Accounts payable	(2.3)	(225.0)	(355.9)	(441.9)
Accrued expenses and other current liabilities	(120.9)	66.5	(164.1)	(48.0)
Other long-term liabilities	15.2	(3.7)	33.7	(10.1)
Net cash provided by (used in) operating activities	120.3	4.5	259.9	271.3
Cash flows from investing activities:
Acquisition of business, net of cash acquired	(40.0)	(13.7)	(40.0)	(13.7)
Proceeds from sale of business, net of divested cash	8.9	9.3	209.0	9.3
Capital expenditures	(17.8)	(19.8)	(68.2)	(87.6)
Other investing activities, net	14.6	0.4	(36.3)	(9.1)
Net cash provided by (used in) investing activities	(34.3)	(23.7)	64.5	(101.1)
Cash flows from financing activities:
Borrowings of debt	1,097.0	1,870.5	3,844.0	5,921.8
Repayments of debt	(1,110.1)	(1,861.8)	(3,876.2)	(6,224.4)
Issuance of Convertible Notes	—	—	—	350.0
Dividends paid on common stock	(9.9)	(8.4)	(38.5)	(34.0)
Repurchases of common stock	(42.6)	(10.1)	(100.0)	(60.1)
Purchase of convertible note hedges	—	—	—	(70.5)
Sale of warrants	—	—	—	40.0
Payments of deferred consideration for acquisitions	(0.5)	—	(51.8)	(62.9)
Other financing activities, net	(1.9)	(2.2)	(8.0)	(12.2)
Net cash provided by (used in) financing activities	(68.0)	(12.0)	(230.6)	(152.4)
Effect of exchange rate changes on cash and cash equivalents	(8.8)	(0.1)	(15.2)	(12.0)
Net increase (decrease) in cash and cash equivalents	9.1	(31.3)	78.7	5.9
Cash and cash equivalents, as of the beginning of the period	373.8	335.6	304.3	298.4
Cash and cash equivalents, as of the end of the period	$382.9	$304.3	$382.9	$304.3

WORLD KINECT CORPORATION
BUSINESS SEGMENTS INFORMATION
 (Unaudited - In millions)

	For the Three Months Ended December 31,		For the Year Ended December 31,
Revenue:	2024	2023	2024	2023
Aviation segment	$4,737.8	$5,874.3	$20,469.1	$23,275.1
Land segment	2,951.1	3,672.8	12,811.7	15,189.9
Marine segment	2,071.7	2,455.8	8,887.2	9,245.6
Total revenue	$9,760.5	$12,002.9	$42,168.0	$47,710.6
Gross profit:
Aviation segment	$120.3	$131.4	$485.5	$485.8
Land segment	104.4	57.0	384.4	399.8
Marine segment	34.2	44.0	156.4	172.6
Total gross profit	$258.9	$232.4	$1,026.4	$1,058.2
Income (loss) from operations:
Aviation segment	$59.7	$58.1	$240.4	$208.8
Land segment	11.7	(42.5)	41.1	40.1
Marine segment	12.7	19.3	64.8	82.3
Corporate overhead - unallocated	(54.3)	(50.2)	(135.7)	(133.2)
Total income (loss) from operations	$29.9	$(15.3)	$210.6	$198.0
SALES VOLUME SUPPLEMENTAL INFORMATION
 (Unaudited - In millions)

	For the Three Months Ended December 31,		For the Year Ended December 31,
Volume (Gallons):	2024	2023	2024	2023
Aviation Segment	1,847.8	1,784.0	7,250.5	7,328.0
Land Segment (1)	1,535.2	1,619.3	6,078.1	6,237.6
Marine Segment (2)	1,089.5	1,129.7	4,374.1	4,440.8
Consolidated Total	4,472.4	4,533.0	17,702.6	18,006.4
(1)Includes gallons and gallon equivalents of British Thermal Units (BTU) for our natural gas sales and Kilowatt Hours (kWh) for our power business.
(2)Converted from metric tons to gallons at a rate of 264 gallons per metric ton. Marine segment metric tons were 4.1 and 4.3 for the three months ended December 31, 2024 and 2023, respectively; and 16.6 and 16.8 for the year ended December 31, 2024 and 2023, respectively.

WORLD KINECT CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited - In millions, except per share data)

Reconciliation of GAAP to non-GAAP financial measures:	For the Three Months Ended December 31,				For the Year Ended December 31,
	2024		2023		2024		2023
	Net Income	Diluted Earnings per Share	Net Income	Diluted Earnings per Share	Net Income	Diluted Earnings per Share	Net Income	Diluted Earnings per Share
GAAP measure	$(101.8)	$(1.77)	$(34.8)	$(0.58)	$67.4	$1.13	$52.9	$0.86
Impact of adjustments to weighted average diluted shares outstanding (1)	—	0.02	—	—	—	—	—	—
Acquisition and divestiture related expenses	0.4	0.01	0.4	0.01	0.4	0.01	1.0	0.02
(Gain) loss on sale of business	111.3	1.92	(1.6)	(0.03)	15.1	0.25	(2.2)	(0.04)
Asset impairments	25.3	0.44	32.4	0.54	29.0	0.49	32.8	0.53
Exit costs - provision for credit losses	4.4	0.08	—	—	4.4	0.07	—	—
Finnish bid error	0.1	—	48.8	0.81	1.3	0.02	48.8	0.79
Restructuring charges	1.4	0.02	7.2	0.12	7.1	0.12	7.2	0.12
Income tax impacts	(5.0)	(0.09)	(20.4)	(0.34)	4.9	0.08	(20.4)	(0.33)
Adjusted non-GAAP measure	$36.0	$0.62	$32.2	$0.54	$129.7	$2.18	$120.0	$1.95
(1)For the three months ended December 31, 2024, Adjusted diluted earnings per share is calculated considering the impact of dilutive shares that were not considered for GAAP purposes as the quarter is in a net loss position, and considers the convertible note hedges as described under “Non-GAAP Financial Measures” above. GAAP weighted-average shares outstanding was 57.5 million, there were 0.7 million dilutive shares outstanding and the impact of the convertible note hedge was 0.2 million shares, resulting in a non-GAAP weighted average shares outstanding of 58.0 million. For the three months ended December 31, 2023, the dilutive shares outstanding that were excluded due to the GAAP net loss for the period did not impact the calculation of Adjusted EPS. There are no adjustments made to diluted weighted-average shares outstanding for any other period presented.

Reconciliation of GAAP to non-GAAP financial measures:	For the Three Months Ended December 31,		For the Year Ended December 31,
	2024	2023	2024	2023
Net income (loss) including noncontrolling interest	$(101.2)	$(34.8)	$67.9	$53.7
Interest expense and other financing costs, net	21.8	32.3	102.2	127.7
Provision (benefit) for income taxes	—	(11.8)	27.6	13.0
Depreciation and amortization	31.1	26.7	106.4	104.5
EBITDA	(48.3)	12.4	304.0	298.9
Acquisition and divestiture related expenses	0.4	0.4	0.4	1.0
(Gain) loss on sale of business	111.3	(1.6)	15.1	(2.2)
Asset impairments	25.3	32.4	29.0	32.8
Exit costs - provision for credit losses	4.4	—	4.4	—
Finnish bid error	0.1	48.8	1.3	48.8
Restructuring charges	1.4	7.2	7.1	7.2
Adjusted EBITDA	$94.5	$99.8	$361.5	$386.4

Reconciliation of GAAP to non-GAAP financial measures:	For the Three Months Ended December 31,
	2024				2023
	Land (1)	Consolidated			Land (1)	Consolidated
	Gross Profit	Gross Profit	Operating Expenses	Operating Income	Gross Profit	Gross Profit	Operating Expenses	Operating Income
GAAP measure	$104.4	$258.9	$229.0	$29.9	$57.0	$232.4	$247.7	$(15.3)
Acquisition and divestiture related expenses	—	—	(0.4)	0.4	—	—	(0.4)	0.4
Asset impairments	—	—	(25.3)	25.3	—	—	(32.4)	32.4
Exit costs - provision for credit losses	—	—	(4.4)	4.4	—	—	—	—
Finnish bid error	—	—	(0.1)	0.1	48.0	48.0	(0.8)	48.8
Restructuring charges	—	—	(1.4)	1.4	—	—	(7.2)	7.2
Adjusted non-GAAP measure	$104.4	$258.9	$197.4	$61.5	$105.0	$280.4	$206.8	$73.6

Reconciliation of GAAP to non-GAAP financial measures:	For the Year Ended December 31,
	2024				2023
	Land (1)	Consolidated			Land (1)	Consolidated
	Gross Profit	Gross Profit	Operating Expenses	Operating Income	Gross Profit	Gross Profit	Operating Expenses	Operating Income
GAAP measure	$384.4	$1,026.4	$815.7	$210.6	$399.8	$1,058.2	$860.2	$198.0
Acquisition and divestiture related expenses	—	—	(0.4)	0.4	—	—	(1.0)	1.0
Asset impairments	—	—	(29.0)	29.0	—	—	(32.8)	32.8
Exit costs - provision for credit losses	—	—	(4.4)	4.4	—	—	—	—
Finnish bid error	—	—	(1.3)	1.3	48.0	48.0	(0.8)	48.8
Restructuring charges	—	—	(7.1)	7.1	—	—	(7.2)	7.2
Adjusted non-GAAP measure	$384.4	$1,026.4	$773.5	$252.9	$447.9	$1,106.2	$818.5	$287.7
(1)Land segment gross profit. There are no adjustments to gross profit made for the aviation or marine segments.

Reconciliation of GAAP to non-GAAP financial measure:	For the Three Months Ended December 31,		For the Year Ended December 31,
	2024	2023	2024	2023
Net cash provided by (used in) operating activities	$120.3	$4.5	$259.9	$271.3
Capital expenditures	(17.8)	(19.8)	(68.2)	(87.6)
Free cash flow	$102.4	$(15.2)	$191.7	$183.7